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                                                                       EXHIBIT 1

                            JOINT FILING AGREEMENT
                            ----------------------

          The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended.

          This Joint Filing Agreement may be signed in counterpart copies.


                           (Signature Page Follows)
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Date:  May 1, 1998                          GENERAL MOTORS CORPORATION



                                            By:  /s/ Martin I. Darvick
                                                --------------------------------
                                            Name:  Martin I. Darvick
                                            Title: Assistant Secretary



Date:  May 1, 1998                          HUGHES COMMUNICATIONS, INC.



                                            By:  /s/ Patrick T. Doyle
                                                --------------------------------
                                            Name:  Patrick T. Doyle
                                            Title: Senior Vice President